Exhibit 10.1

AMENDMENT NUMBER ONE TO THE

EMPLOYMENT AGREEMENT

This AMENDMENT NUMBER ONE TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of September 24, 2020 by and among The First of Long Island Corporation and The First National Bank of Long Island (collectively, “FLIC”) and Christopher Becker, President and Chief Executive Officer (“Executive”).

WHEREAS,  FLIC and Executive entered into an employment agreement dated March 18, 2019, which was effective January 1, 2020 and pursuant to which Executive serves as President and Chief Executive Officer of FLIC (the “Agreement”); and

WHEREAS,  the Agreement provides for an initial term of 36 months, which can be renewed each year for an additional 12 months upon a notice of renewal to be provided to Executive before each January 1 anniversary date; and

WHEREAS, FLIC and Executive desire to amend the Agreement to provide that the 36-month term is renewed each year for an additional 12 months unless notice of non-renewal is provided to Executive, in which event the remaining term would be 24 months; and

WHEREAS, Section 9(a) of the Agreement provides that the Agreement may be amended in writing by the parties thereto.

NOW, THEREFORE,  in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Amendment to Section 1 of the Agreement. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

           “Term.    Executive’s service as President and Chief Executive Officer of FLIC, and the effectiveness of this Agreement, shall commence as of the Effective Date and shall continue for thirty-six (36) full calendar months thereafter (the “Employment Period,” which shall include any periods covered by renewals hereunder).  Subject to Section 4(d), commencing on January 1, 2021, and continuing on January 1 of each year thereafter (the “Anniversary Date”), this Agreement shall renew for an additional twelve months such that the remaining term of the Employment Period shall be thirty-six (36) months, unless written notice of non-renewal (“Notice of Non-Renewal”) is provided to Executive at least thirty (30) days prior to any such Anniversary Date.  If a Notice of Non-Renewal is provided, the remaining term of the Employment Period shall be twenty-four (24) months from the relevant Anniversary Date.”

2. Amendment to Section 3(a) of the Agreement. Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

           “(a)   Base Salary.  In consideration of Executive’s performance of the responsibilities and duties set forth in this Agreement, Executive shall receive an annual base salary of $500,000 per year (“Base Salary”).    Such Base Salary will be

payable in accordance with the customary payroll practices of the Bank.  Provided that a Notice of Non-Renewal has not been given to Executive on or before December 1, 2020, the Base Salary shall increase to $550,000 effective January 1, 2021.  Provided that a Notice of Non-Renewal has not been given to Executive on or before December 1, 2021, the Base Salary may, at the discretion of the Board, increase to $600,000 effective January 1, 2022.  Any increase in Base Salary will become the “Base Salary” for purposes of this Agreement.  During the Employment Period, the Board may provide for further increases, but not decreases, in Executive’s Base Salary.”

3. Capitalized Terms. Capitalized terms herein shall have the meanings ascribed to them in the Agreement, except as otherwise expressly provided in this Amendment.

4. Effect of Amendment. Except and to the extent modified by this Amendment, the provisions of the Agreement shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/
THE FIRST OF LONG ISLAND
CORPORATION

By: /s/ Walter C. Teagle III
Name: Walter C. Teagle III
Title: Chairman of the Board

THE FIRST NATIONAL BANK OF
LONG ISLAND

By: /s/ Walter C. Teagle III
Name: Walter C. Teagle III
Title: Chairman of the Board

EXECUTIVE
By: /s/ Christopher Becker Christopher Becker